CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to Form S-3 Registration Statement of our report dated February 28, 2008 relating to the financial statements, which appears in UCBH Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 16, 2009